Exhibit 99.1

Contact:

Randi Baldwin
Senior Vice President,  Marketing
American Medical Alert Corp.
(516) 536-5850 ext: 3109
randi.baldwin@amac.com

AMERICAN MEDICAL ALERT CORP. REPORTS
SECOND QUARTER 2011 RESULTS

LONG ISLAND CITY, New York. –August 15, 2011 –American Medical Alert Corp. (NASDAQ: AMAC) a provider of healthcare communication services and advanced telehealth monitoring technologies, today announced operating results for the quarter and six months ended June 30, 2011, the highlights of which are as follows:

•
Company continues revenue momentum within the TBCS division and records third consecutive quarter of double digit growth as compared to the same quarters in the prior year, primarily as a result of business generated from new awards in the pharmaceutical channel and expanded business within its non-traditional offerings to hospital organizations.

•	Company executed an agreement with a major multi-national conglomerate to provide the Company’s PERS product under a private label arrangement.

•	Company has built up cash on hand in excess of $7,100,000 and had working capital of over $12,600,000 at June 30, 2011.

•	Company confirms revenue guidance for the year ended December 31, 2011. Company also confirms net income guidance after excluding non-operational business expenses incurred in 2011.

Revenues for the quarter ended June 30, 2011, consisting primarily of monthly recurring revenues (MRR), increased 6% to $10,319,567 as compared to $9,712,145 for the same period in 2010.  Net income for the quarter ended June 30, 2011 was $785,069 or $.08 per diluted share as compared to $791,418 or $.08 per diluted share for the same period in 2010.  Net income for the quarter ended June 30, 2011 and 2010 excludes $307,218 and $68,515, respectively, of net expense, net of income taxes, incurred with respect to the Company’s joint venture with Qualcomm and Hughes Telematics, Inc. (known as “Lifecomm”).  This equity loss represents the Company’s share of R&D and other selling, general and administrative expenses incurred for the development of the next generation mobile PERS.  This equity loss, which is expected to continue over the next several quarters, is not related to the Company’s current business operations. As it relates to this equity loss, the Company will realize a significant tax benefit and have less cash outlay relating to income taxes. Net income for the quarter ended June 30, 2011 also excludes other non-operational, non tax deductible expenses of $304,050.  The Company’s net income for the quarter ended June 30, 2011 and 2010 after taking into effect of these charges was $159,369, or $.02 per diluted and $722,903, or $.07 per diluted share, respectively.

Revenues for the six months ended June 30, 2011 increased 7% to $20,951,300, as compared to $19,623,392 for the same period in 2010.  Net income for the six months ended June 30, 2011 was $1,828,746 or $0.19 per diluted share as compared to net income of $1,678,790 or $0.17 per diluted share for the previous year. Net income for the six months ended June 30, 2011 and 2010, respectively, excludes $643,147 and $68,515 of net expense, net of income taxes, incurred with respect to the Company’s joint venture with Qualcomm and Hughes Telematics, Inc. as discussed above.  Net income for the six months ended June 30, 2011 also excludes other non-operational, non tax deductible expenses of $304,050.  Net income for the six months ended June 30, 2011 and 2010 after taking into effect of these charges was $868,948, or $0.09 and $1,610,275, or $0.16 per diluted share, respectively.

Earnings before interest, taxes and depreciation and amortization (“EBITDA”) for the six months ended June 30, 2011, was $4,311,896 as compared to $4,713,900 the same period in 2010.  EBITDA excludes $1,071,912 and $116,127 for the six months ended June 30, 2011 and 2010, respectively, of the Company’s share of equity loss incurred with respect to the Lifecomm Joint Venture. EBITDA for the trailing twelve months ended June 30, 2011, which excludes $2,135,911 of the Company’s share of equity loss incurred with respect to the Lifecomm Joint Venture was $8,564,840. EBITDA for the trailing twelve months ended June 30, 2010, which excludes $116,127 of the Company’s share of equity loss incurred with respect to the Lifecomm Joint Venture was $9,279,592.

The Company continues to demonstrate increasing financial strength within its balance sheet reflecting improved liquidity, working capital and debt to equity ratio as follows:

•	The Company’s cash on hand at June 30, 2011 was $7,193,332 as compared to $4,090,528 at December 31, 2010.

•	The Company’s working capital increased to $12,632,290 at June 30, 2011, as compared to $10,043,976 at December 31, 2010, representing a 26% increase.

•	The Company continues to pay down its debt in 2011 and had a debt to equity ratio of .08 to 1 at June 30, 2011.

The Company is projecting net income ranging from $3,550,000 - $3,850,000, or $0.36 to $0.39 per diluted share based on the fully diluted shares as of June 30, 2010, for the year ending December 31, 2011.  This net income calculation also excludes the impact of the net loss allocated to the Company in connection with the Lifecomm Joint Venture and other non-operational, non tax deductible expenses.  The Company estimates its share of the net loss after taxes from its portion of net income or net loss associated with the Lifecomm Joint Venture for 2011 to range from $1,350,000 to $1,440,000.  In addition, the Company estimates its share of net loss from non-operational, non tax deductible expenses to range from $750,000 to $1,150,000. The Company’s projected net income for 2011 after taking into effect these charges would range from $960,000 to $1,750,000, or $0.10 to $0.18 per diluted share based on the fully diluted shares as of June 30, 2010.

Jack Rhian, Chief Executive Officer and President, commented, “During the past several months the Company has focused on implementing several large pharmaceutical support projects that have commenced in July and August of 2011 and will begin to contribute significant revenue towards the TBCS segment as of July and the remainder of 2011 into 2012.  These projects have required the recruitment and training of approximately 24 additional communication service agents.

The Company has also executed an important multiyear agreement with a multi-national provider of remote patient monitoring services. This provider has extraordinary brand recognition both nationally and internationally. This household name provider is expected to utilize AMAC’s PERS and MedSmart® equipment and services as early as Q4 2011.

I am pleased to note as well that the rollout of our previously announced agreement with a national homecare provider (who utilizes a Medicare episode of care payment model) is accelerating ahead of schedule. We estimate that by early September 2011 activation of 165 homecare offices nationwide will have been completed. Several hundred additional offices are scheduled for inclusion into the program over the next several quarters.  As this program is fully implemented it is expected to generate a material increase in the number of AMAC’s PERS subscriber base.

Concurrently, the Company continues to prepare (through R & D activity) to introduce the availability of cellular connected PERS service as well as intensifying its preparation for the launch of mobile PERS through its joint venture arrangement with Qualcomm and Hughes Telematics (Lifecomm.)  Significant effort is now underway to ready AMAC’s PERS monitoring centers to enable the Company to accept and process calls from mobile PERS subscribers who require assistance outside the home. This ability to track calls from outside the home utilizes GPS and other locations identification technologies. We are working collaboratively with our partners at Lifecomm to ready the marketing plan to sell these next generation services commencing in Q1 2012.

We look forward to sharing further information on our business plan and the execution of additional service agreements from both the TBCS and HSMS divisions with our shareholders.”

About American Medical Alert Corp.

AMAC is a healthcare communications company dedicated to the provision of support services to the healthcare community. AMAC's product and service portfolio includes Personal Emergency Response Systems (PERS) and emergency response monitoring, electronic medication reminder devices, disease management monitoring appliances and healthcare communication solutions services. AMAC operates nine US based communication centers under local trade names: HLINK OnCall, North Shore TAS, Live Message America, ACT Teleservice, MD OnCall, Capitol Medical Bureau, American MediConnect, Alpha Message Center and Phone Screen to support the delivery of high quality, healthcare communications.

Use of Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included in this press release, the Company has provided information regarding certain non-GAAP financial measures.  These measures are “earnings before interest, taxes, depreciation and amortization and equity in net loss from investment in a limited liability company (“EBITDA”)” and “Net Income before equity in net loss from investment in a limited liability company and other non-operational, non tax deductible expenses”.  Such information is reconciled to its closest GAAP measure in accordance with the Securities and Exchange Commission rules and is included in the attached supplemental data.

Management believes that the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations.  Management believes that EBITDA is a useful measure of the Company's financial performance as it is an indicator of the Company's ability to generate cash flow to make acquisitions, declare and pay dividends, reinvest in new telehealth products and liquidate liabilities. Management also uses EBITDA for planning purposes to determine appropriate levels of operating and capital investments. Management also believes reporting Net Income before Equity in net loss from investment in a limited liability company and other non-operational, non tax deductible expenses more accurately reflects the performance of the Company’s core operations and excludes non-operational items which may skew the analysis of management or outside investors in evaluating the Company.

EBITDA and Net Income before Equity in net loss from investment in a limited liability company and other non-operational, non tax deductible expenses are non-GAAP financial measures and although management and some members of the investment community may utilize these to measure financial performance, EBITDA and Net Income before Equity in net loss from investment in a limited liability company and other non-operational, non tax deductible expenses should not be viewed as a substitute for financial data prepared in accordance with GAAP or as a measure of profitability.  Additionally, the non-GAAP financial measure as presented by AMAC may not be comparable to similarly titled measures reported by other companies.

Forward Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K, the Company's Quarterly Reports on Forms 10-Q, and other filings and releases. These include uncertainties relating to government regulation, technological changes and product liability risks. In addition, certain statements related to the future expectations and timing for the development and commercialization of Lifecomm’s mobile PERS solution, constitute forward-looking statements.  Important factors which might cause a difference between actual and expected events include: (i) greater than expected and/or increased costs or unexpected delays associated with the development and commercialization of Lifecomm’s mobile PERS solution, (ii) inability to successfully develop the technology to support Lifecomm’s mobile PERS solution, (iii) uncertainty relating to consumer interest in and acceptance of Lifecomm’s mobile PERS solution, (iv) risks associated with changes in the competitive or regulatory environment in which Lifecomm operates; and (v) risks associated with prosecuting or defending allegations or claims of infringement of intellectual property rights.  Further, any of the Company’s new products such as MedSmart and TeleSmart, are subject to the risks inherent in any new product introduction, including market acceptance and technology concerns that are frequently encountered in connection with initial use of a new product. New business opportunities referred to herein, including contracts in negotiation, may not come to fruition. The Company does not undertake any obligation to update these forward-looking statements for events occurring after the date of this press release.

Selected financial data for the three and six months ended June 30, 2011 and 2010 and balance sheets as of June 30, 2011 and December 31, 2010 are set forth below.

AMAC SELECTED FINANCIAL DATA

	Three Months Ended		Six Months Ended
	6/30/2011	6/30/2010	6/30/2011	6/30/2010

Revenues	$10,319,567	$9,712,145	$20,951,300	$19,623,392

Cost of Goods Sold	4,910,817	4,522,891	9,772,361	9,046,330
Selling, General & Administrative Costs	4,401,965	3,857,251	8,430,381	7,765,084
Interest Expense	13,348	13,836	28,008	26,267
Equity in net loss from investment in a limited liability company	512,030	116,127	1,071,912	116,127
Other Expenses (Income)	(10,962)	(29,863)	(23,310)	(59,691)

Income before Provision for Income Taxes	492,369	1,231,903	1,671,948	2,729,275

Net Income	$159,369	$722,903	$868,948	$1,610,275

Net Income per Share
Basic	$0.02	$0.08	$0.09	$0.17
Diluted	$0.02	$0.07	$0.09	$0.16

Basic Weighted Average Shares Outstanding	9,580,005	9,549,355	9,576,622	9,537,894

Diluted Weighted Average Shares Outstanding	9,816,209	9,828,473	9, 824,536	9, 835,180

CONDENSED BALANCE SHEET

	June 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS

Current Assets	$16,102,785	$13,787,609
Fixed Assets – Net	6,623,057	7,195,019
Other Assets	15,212,296	16,534,857

Total Assets	$37,938,138	$37,517,485

Current Liabilities	$3,470,495	$3,743,633
Deferred Income Tax	1,196,000	1,228,000
Long-term Debt	1,950,000	2,150,000
Other Liabilities	680,813	740,034

Total Liabilities	$7,297,308	$7,861,667

Stockholders’ Equity	30,640,830	29,655,818
Total Liabilities and Stockholders’ Equity	$37,938,138	$37,517,485

Net Income before Equity in net loss from investment in a limited liability company and other non-operational, non tax deductible expenses for the three and six months ended June 30, 2011 and 2010 reconciled to net income.

	Three Months Ended		Six Months Ended
	6/30/2011	6/30/2010	6/30/2011	6/30/2010

Net Income	159,369	722,903	868,948	1,610,275
Add Backs:
Equity in net loss from investment in a limited liability company, net of tax	307,218	68,515	643,147	68,515
Other non-operational expenses, non tax deductible	304,050	-	304,050	-
Adjustment to tax provision for non taxable, non- operational expenses	14,432	-	12,601	-

Net Income before Equity in net loss from investment in a limited liability and other non-operational expenses	785,069	791,418	1,828,746	1,678,790

Net Income per share before Equity in net loss from investment in a limited liability company and other non-operational, non tax deductible expenses for the three and six months ended June 30, 2011 and 2010 reconciled to net income per share.

	Three Months Ended		Six Months Ended
	6/30/2011	6/30/2010	6/30/2011	6/30/2010

Net Income per share	$0.02	$0.07	$0.09	$0.16
Add Backs:
Equity in net loss from investment in a limited liability company per share, net of tax	$0.03	$0.01	$0.07	$0.01
Other non-operational expenses, non tax deductible	$0.03	-	$0.03	-
Adjustment to tax provision for non taxable, non- operational expenses	-	-	-	-

Net Income per share before Equity in net loss from investment in a limited liability and other non-operational expenses	$0.08	$0.08	$0.19	$0.17

Earnings before interest, taxes and depreciation and amortization for the six months and trailing twelve months ended June 30, 2011 and 2010.

		Add:		Less:
	6/30/11	12/31/2010	Subtotal	6/30/2010	Total

Net Income	868,948	2,385,566	3,254,514	1,610,275	1,644,239
Add Backs:
Taxes	803,000	1,550,000	2,353,000	1,119,000	1,234,000
Interest	28,008	61,283	89,291	26,267	63,024
Depreciation & Amort.	1,540,028	3,789,869	5,329,897	1,842,231	3,487,666
Equity in net loss from investment in a limited liability company	1,071,912	1,180,126	2,252,038	116,127	2,135,911
EBITDA	4,311,896				8,564,840

		Add:		Less:
	6/30/10	12/31/2009	Subtotal	6/30/2009	Total

Net Income	1,610,275	2,889,513	4,499,788	1,381,635	3,118,153
Add Backs:
Taxes	1,119,000	1,925,000	3,044,000	961,000	2,083,000
Interest	26,267	76,181	102,448	44,302	58,146
Depreciation & Amort.	1,842,231	4,103,100	5,945,331	2,041,165	3,904,166
Equity in net loss from investment in a limited liability company	116,127	-	116,127	-	116,127

EBITDA	4,713,900				9,279,592

Projected net income before equity in net loss from investment in a limited liability company and other non-operational expenses, non tax deductible:

Year Ended
Projected Range 12/31/2011

Net Income	$960,000 – 1,750,000
Add Backs:
Loss allocated from investment in unconsolidated affiliate	$1,350,000 – 1,440,000
Loss from other non-operational expenses, non tax deductible	$750,000 – 1,150,000

Net Income before equity in net loss from investment in a limited liability company and other non operational, non tax deductible expenses	$3,550,000 - 3,850,000

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